SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  [May 10, 2012]

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-12031 (Commission File Number)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Developments in Legal Proceedings

In the “Legal Proceedings” section of our Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Form 10-Q”), we disclosed the status of several litigations, including invalidation trials in Japan for Japan Patent Nos. 3992929 (JP ‘929 patent) and 4511024 (JP ‘124 patent).

On May 16, 2012, we learned that the Japanese High Court issued a decision relating to the JP ‘929 Patent that confirmed the prior decision of the Japanese Patent Office (JPO) by acknowledging the validity of certain claimed inventions in the patent,  but confirming the JPO’s conclusion to invalidate the broadest claims in the patent.  We are still waiting to receive translated copies of the JPO’s decision, after which we plan to appeal the decision to the Japanese Supreme Court.

On May 10, 2012, we learned that with respect to the JP ‘024 patent, which was the subject of an Invalidation Trial at the JPO as described in the Form 10-Q, the JPO issued a decision upholding the validity of certain claimed inventions in the patent  but invalidating the broadest claims in the patent.  We believe the JPO’s decision was erroneous with respect to the broadest claims and we intend to appeal the decision to the Japanese High Court.

We believe the above decisions should not have a material adverse impact on the Company’s global portfolio of patents and pending applications or our ability to pursue licensing and material sales business opportunities. However, we note that as discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”), we face various risks relating to the protection of our intellectual property, as described beginning on page 16 of the Form 10-K.

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

By:	/s/ Steven V. Abramson
Name: Steven V. Abramson
Title: President & Chief Executive Officer

Dated: May 17, 2011